UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 29, 2015, Summit Hotel OP, LP, the operating partnership of Summit Hotel Properties, Inc., and certain affiliated entities (collectively, the “Company”) and American Realty Capital Hospitality Portfolio SMT, LLC (“ARCH”) agreed to terminate the Real Estate Purchase and Sale Agreement, dated as of June 2, 2015 (as amended thereafter, the “Agreement”), between the Company and ARCH pursuant to which ARCH had the right to acquire fee simple interests in the ten hotels listed below containing an aggregate of 996 guestrooms for an aggregate purchase price of $89.1 million at a closing that had been scheduled to occur on December 29, 2015. As a result of the termination, ARCH forfeited and the Company retained, the $9.1 million earnest money deposit made under the Agreement and the parties were released from further obligations under the Agreement, except those which expressly survive the termination of the Agreement pursuant to its terms. This transaction had not been structured as a 1031 tax deferred exchange.

Hotel	Location	Number of Rooms
Residence Inn	Jackson, MS	100
Holiday Inn Express	Vernon Hills, IL	119
Courtyard by Marriott	Germantown, TN	93
Courtyard by Marriott	Jackson, MS	117
Fairfield Inn & Suites	Germantown, TN	80
Residence Inn	Germantown, TN	78
Aloft	Jacksonville, FL	136
Staybridge Suites	Ridgeland, MS	92
Homewood Suites	Ridgeland, MS	91
Courtyard by Marriott	El Paso, TX	90
		996

The termination of the Agreement did not impact the other Real Estate Purchase and Sale Agreement, dated as of June 2, 2015 (“Second Agreement”), between the Company and ARCH pursuant to which ARCH has the right to acquire fee simple interests in a total of 16 hotels. The sale of ten of the 16 hotels for a gross price of $150.1 million under the Second Agreement closed on October 15, 2015. Under the Second Agreement, ARCH has the right to acquire fee simple interests in the remaining six hotels listed below containing an aggregate 707 guestrooms for an aggregate purchase price of $108.3 million. Earnest money deposits totaling approximately $18.5 million associated with the remaining six hotels under the Second Amendment are non-refundable to ARCH except in limited circumstances. Closing on the sale of the remaining six hotels is scheduled to occur in the first quarter of 2016.

Hotel	Location	Number of Rooms
Fairfield Inn & Suites	Spokane, WA	84
Fairfield Inn & Suites	Denver, CO	160
SpringHill Suites	Denver, CO	124
Hampton Inn	Ft. Collins, CO	75
Fairfield Inn & Suites	Bellevue, WA	144
Hilton Garden Inn	Ft. Collins, CO	120
		707

Forward Looking Statements

The Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s expectations and are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. These statements relate to, among other things, the Company’s pending sale of the remaining six hotels to ARCH pursuant to the Second Agreement. No assurances can be given that the sale of the remaining six hotels to ARCH pursuant to the Second Agreement will be completed when expected, on the terms described or at all. The completion of the sale of the remaining six hotels pursuant to the Second Agreement is subject to certain conditions, which are beyond the control of the Company, including, without limitation, general economic conditions, market conditions and other factors, including those set forth in the Risk Factors section of the Company’s periodic reports and other documents filed with the Securities and Exchange Commission (the “SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
Date: January 4, 2016	By: /s/ Christopher R. Eng Christopher R. Eng Senior Vice President, General Counsel, Chief Risk Officer and Secretary